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                                                                   EXHIBIT 23.2


                          [Arthur Andersen Letterhead]

To the Board of Directors and Shareholders of Corus Bankshares, Inc.

         As independent public accountants we hereby consent to the incorporation by reference in this registration statement of our report dated January 18, 1999 incorporated by reference in Corus Bankshares, Inc. Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



                                                       ARTHUR ANDERSEN LLP

Chicago, Illinois
April 30, 1999